EXHIBIT 10.9

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                            STOCK PURCHASE AGREEMENT

                                  by and among

                          COLORADO CNS RESPONSE, INC.,

                           NEURO-THERAPY CLINIC, P.C.,

                                       AND

                             DANIEL A. HOFFMAN, M.D.

                             dated January 11, 2008








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


                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I DEFINITIONS..........................................................1

         1.1      DEFINED TERMS................................................1
                  -------------
         1.2      CONSTRUCTION OF CERTAIN TERMS AND PHRASES....................6
                  -----------------------------------------

ARTICLE II PURCHASE AND SALE OF STOCK..........................................6

         2.1      SALE OF COMPANY STOCK BY DR. HOFFMAN.........................6
                  ------------------------------------
         2.2      PURCHASE OF COMPANY STOCK BY CNSR............................6
                  ---------------------------------
         2.3      EXCLUDED AND ASSUMED ASSETS AND LIABILITIES..................7
                  -------------------------------------------
         2.4      CLOSING......................................................7
                  -------

ARTICLE III REPRESENTATIONS AND WARRANTIES OF  DR. HOFFMAN ABOUT THE COMPANY...9

         3.1      ORGANIZATION OF THE COMPANY..................................9
                  ---------------------------
         3.2      CAPITAL STOCK OF THE COMPANY.................................9
                  ----------------------------
         3.3      AUTHORITY OF THE COMPANY.....................................9
                  ------------------------
         3.4      NO AFFILIATES................................................9
                  -------------
         3.5      NO CONFLICTS.................................................9
                  ------------
         3.6      CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS.............10
                  -----------------------------------------------
         3.7      BOOKS AND RECORDS...........................................10
                  -----------------
         3.8      FINANCIAL STATEMENTS AND ACCOUNTS RECEIVABLE................10
                  --------------------------------------------
         3.9      ABSENCE OF CHANGES..........................................11
                  ------------------
         3.10     NO UNDISCLOSED LIABILITIES..................................11
                  --------------------------
         3.11     TANGIBLE PERSONAL PROPERTY..................................11
                  --------------------------
         3.12     BENEFIT PLANS; ERISA........................................11
                  --------------------
         3.13     REAL PROPERTY...............................................12
                  -------------
         3.14     INTELLECTUAL PROPERTY RIGHTS................................12
                  ----------------------------
         3.15     LITIGATION..................................................12
                  ----------
         3.16     COMPLIANCE WITH LAW.........................................12
                  -------------------
         3.17     CONTRACTS...................................................13
                  ---------
         3.18     OCCUPATIONAL MATTERS........................................13
                  --------------------
         3.19     PERMITS.....................................................13
                  -------
         3.20     EQUIPMENT...................................................13
                  ---------
         3.21     INSURANCE...................................................14
                  ---------
         3.22     TAX MATTERS.................................................14
                  -----------
         3.23     LABOR AND EMPLOYMENT RELATIONS..............................15
                  ------------------------------
         3.24     CERTAIN EMPLOYEES...........................................15
                  -----------------
         3.25     ABSENCE OF CERTAIN DEVELOPMENTS.............................15
                  -------------------------------
         3.26     PATIENTS....................................................17
                  --------
         3.27     PAYOR CLAIMS AND COST REPORTS...............................17
                  -----------------------------
         3.28     NECESSARY PROPERTY..........................................17
                  ------------------


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         3.29     BANK ACCOUNTS...............................................17
                  -------------
         3.30     BROKERS.....................................................18
                  -------
         3.31     MATERIAL MISSTATEMENTS AND OMISSIONS........................18
                  ------------------------------------

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF DR. HOFFMAN......................18

         4.1      OWNERSHIP OF COMPANY STOCK..................................18
                  --------------------------
         4.2      AUTHORITY OF DR. HOFFMAN....................................18
                  ------------------------
         4.3      NO CONFLICTS................................................18
                  ------------
         4.4      BROKERS.....................................................19
                  -------
         4.5      MATERIAL MISSTATEMENTS AND OMISSIONS........................19
                  ------------------------------------

ARTICLE V REPRESENTATIONS AND WARRANTIES OF CNSR..............................19

         5.1      ORGANIZATION OF CNSR........................................19
                  --------------------
         5.2      AUTHORITY OF CNSR...........................................19
                  -----------------
         5.3      CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS.............19
                  -----------------------------------------------
         5.4      NO CONFLICTS................................................20
                  ------------
         5.5      COMPLIANCE WITH LAW.........................................20
                  -------------------
         5.6      LITIGATION..................................................20
                  ----------
         5.7      BROKERS.....................................................20
                  -------
         5.8      MATERIAL MISSTATEMENTS AND OMISSIONS........................20
                  ------------------------------------

ARTICLE VI CONDITIONS TO CLOSING..............................................21

         6.1      CONDITIONS TO THE CLOSING OF THE COMPANY AND DR. HOFFMAN....21
                  --------------------------------------------------------
         6.2      CONDITIONS TO THE OBLIGATIONS OF CNSR.......................21
                  -------------------------------------

ARTICLE VII ACTIONS BY THE PARTIES AFTER THE CLOSING..........................22

         7.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC................22
                  --------------------------------------------
         7.2      INDEMNIFICATION.............................................22
                  ---------------
         7.3      OFFSET......................................................25
                  ------
         7.4      LIMITATIONS ON INDEMNIFICATION..............................27
                  ------------------------------
         7.5      POST-CLOSING OBLIGATIONS OF DR. HOFFMAN.....................28
                  ---------------------------------------
         7.6      POST-CLOSING OBLIGATIONS OF CNSR.
                  --------------------------------
         CNSR shall cooperate with the Company and Dr. Hoffman to
         consummate all the transactions contemplated herein and
         to permit the Company and Dr. Hoffman to fulfill their
         obligations hereunder................................................28
         7.7      KNOWN EXCLUDED LIABILITIES..................................28
                  --------------------------
         7.8      REPURCHASE OPTION...........................................28
                  -----------------
         7.9      FURTHER ASSURANCES..........................................29
                  ------------------
         7.10     HIPAA REQUIREMENTS..........................................29
                  ------------------

ARTICLE VIII MISCELLANEOUS....................................................30

         8.1      TERMINATION.................................................30
                  -----------
         8.2      NOTICES.....................................................30
                  -------

         8.3      ENTIRE AGREEMENT............................................31
                  ----------------
         8.4      WAIVER......................................................32
                  ------
         8.5      AMENDMENT...................................................32
                  ---------
         8.6      NO THIRD PARTY BENEFICIARY..................................32
                  --------------------------
         8.7      NO ASSIGNMENT; BINDING EFFECT...............................32
                  -----------------------------
         8.8      HEADINGS....................................................32
                  --------
         8.9      SEVERABILITY................................................32
                  ------------
         8.10     GOVERNING LAW...............................................32
                  -------------
         8.11     CONSENT TO JURISDICTION AND FORUM SELECTION.................32
                  -------------------------------------------
         8.12     EXPENSE.....................................................33
                  -------
         8.13     PRO-RATIONS.................................................33
                  -----------
         8.14     CONSTRUCTION................................................33
                  ------------
         8.15     COUNTERPARTS................................................33
                  ------------

                             SCHEDULES AND EXHIBITS


SCHEDULES
---------

Schedule 2.2 - Allocation of Purchase Price
Schedule 2.3(a) - Excluded Assets
Schedule 2.3(c) - Assumed Assets
Schedule 8.2(d) - Arbitration Procedure
Company Disclosure Schedule

EXHIBITS
--------

Exhibit A - Dr. Hoffman Non-Solicitation Agreement
Exhibit B - Company Officer Certificate
Exhibit C - Dr. Hoffman Certificate
Exhibit D - Company Secretary Certificate
Exhibit E  -  Employment Agreement
Exhibit F - CNSR Officer Certificate

                            STOCK PURCHASE AGREEMENT


                  This Stock Purchase Agreement ("Agreement") is entered into as of  January  11,  2008 by and among  Colorado  CNS  Response,  Inc.,  a Colorado corporation and wholly-owned subsidiary of CNS Response, Inc. ("CNSR"), Neuro-Therapy Clinic, P.C., a Colorado professional medical corporation (the "Company"), and Daniel A. Hoffman, M.D., an individual ("Dr. Hoffman") (each a "Party" and collectively, the "Parties").


                                    RECITALS

                  WHEREAS, Dr. Hoffman owns all of the issued and outstanding capital stock of the Company, consisting of Ten Thousand (10,000) shares of common stock, no par value per share (the "Company Stock"); and

                  WHEREAS, Dr. Hoffman desire to sell the Company Stock to CNSR, and CNSR desires to purchase the Company Stock from Dr. Hoffman, on the terms and conditions and for the consideration set forth herein.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1 DEFINED TERMS. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "ACTIONS OR PROCEEDINGS" means any action, suit, proceeding, arbitration, Order (as defined below), inquiry, hearing, assessment with respect to fines or penalties or litigation (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental or Regulatory Authority (as defined below).

                  "ACCOUNTING PRINCIPLES" means generally accepted accounting principles of the Company, applied in a manner consistent with the past practices of the Company.

                  "AFFILIATE" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person.

                  "AGREED AMOUNT" has the meaning set forth in SECTION 7.2(D).

                  "ASSETS AND PROPERTIES" and "ASSETS OR PROPERTIES" of any Person each means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including, without limitation, cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "ASSUMED ASSETS" has the meaning set forth in SECTION 2.3(C).

                  "ASSUMED LIABILITIES" has the meaning set forth in SECTION 2.3(C).

                  "BENEFIT PLAN" means any Plan established, arranged or maintained by the Company or any corporate group of which the Company, is or was a member, existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any employee, officer, director or former employee, officer or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "BOOKS AND RECORDS" of any Person means all files, documents, instruments, papers, books, computer files (including but not limited to files stored on a computer's hard drive or on floppy disks), electronic files and records in any other medium relating to the business, operations or condition of such Person.

                  "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in the State of Colorado are authorized or obligated to close.

                  "LICENSES AND CERTIFICATION" means the Medicare Provider Certification, the Medicaid Certification and related licenses and permits necessary for the operation of the Company's business.

                  "CASH PURCHASE PRICE" has the meaning set forth in SECTION 2.2(B).

                  "CLAIM NOTICE" has the meaning set forth in SECTION 7.2(D).

                  "CLAIMED AMOUNT" has the meaning set forth in SECTION 7.2(D).

                  "CLOSING" has the meaning set forth in SECTION 2.4(A).

                  "CLOSING DATE" has the meaning set forth in SECTION 2.4(A).

                  "CNSR PARTIES" has the meaning set forth in SECTION 7.2(A).

                  "CODE" means the Internal Revenue Code of 1986, as amended.

                  "COMPANY DISCLOSURE SCHEDULE" means the disclosure schedule attached hereto which sets forth the exceptions to the representations and warranties contained in ARTICLE III hereof and certain other information called for by this Agreement.

                  "COMPANY   INTELLECTUAL   PROPERTY"  means  any   Intellectual
Property relating to the Company and its business that is owned or licensed to the Company.

                  "COMPANY STOCK" has the meaning set forth in the first recital of this Agreement.

                  "DAMAGES" has the meaning set forth in SECTION 7.2(A).

                  "DEFINED BENEFIT PLAN" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

                  "EMPLOYMENT AGREEMENT" has the meaning set forth in SECTION 2.4(B)(VII).

                  "DISPUTE" has the meaning set forth in SECTION 7.2(D).

                  "ENCUMBRANCES" means any mortgage, pledge, assessment, security interest, deed of trust, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale or title retention agreement or other agreement to give any of the foregoing in the future.

                  "ENVIRONMENTAL AND OCCUPATIONAL LAWS" has the meaning set forth in SECTION 3.19.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any entity which is a member of a "controlled group of corporations" or which is or was under "common control" with the Company as defined in Section 414 of the Code.

                  "EXCLUDED A/RS" has the meaning set forth in SECTION 2.3(A).

                  "EXCLUDED ASSETS" has the meaning set forth in SECTION 2.3(A).

                  "EXCLUDED LIABILITIES" has the meaning set forth in SECTION 2.3(B).

                  "FINANCIAL STATEMENTS" means (i) the unaudited balance sheet of the Company and the related unaudited statement of income and retained earnings for the period beginning October 1, 2006 and ending September 30, 2007, and (ii) the Interim Financial Statements for the Company.

                  "GOVERNMENTAL OR REGULATORY AUTHORITY" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States or other country, any state, county, city or other political subdivision.

                  "INTELLECTUAL   PROPERTY"   means  (i)   inventions   (whether
patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (ii) trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (iii) mask works and all applications, registrations and renewals in connection therewith; (iv) trade secrets and confidential business information (including product specifications, data, know-how, past, current and planned research and development, current and planned research and distribution methodologies and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans), however documented;
(v) proprietary computer software and programs (including object code and source code) and other proprietary rights and copies and tangible embodiments thereof (in whatever form or medium); (vi) database technologies, systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other related information, however, documented; (vii) any and all information concerning the business and affairs of a Person (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel and personnel training and techniques and materials), however documented; (viii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for a Person containing or based, in whole or in part, on any information included in the foregoing, however documented; (ix) all industrial designs and any registrations and applications therefor; (x) all databases and data collections and all rights therein; and (xi) any similar or equivalent rights to any of the foregoing anywhere in the world.

                  "INTERIM FINANCIAL STATEMENTS" means the unaudited balance sheet and the related unaudited statement of income and retained earnings for the Company for period between October 1, 2007 and the Closing Date.

                  "KEY EMPLOYEES" has the meaning set forth in SECTION 6.2(F).

                  "KNOWLEDGE OF THE COMPANY" or "KNOWN TO THE COMPANY" means the actual knowledge of Dr. Hoffman, including the knowledge Dr. Hoffman would have had in the exercise of reasonable diligence customary for a sole shareholder and chief executive officer.

                  "KNOWN  EXCLUDED  LIABILITIES"  has the  meaning  set forth in
Section 7.7.

                  "LIABILITIES" means any liability (whether known or unknown, whether asserted, or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including but not limited to any liability for Taxes (as defined below).

                  "MATERIAL ADVERSE EFFECT" means, for any Person, a material adverse effect whether individually or in the aggregate (a) on the business, operations, financial condition, Assets and Properties or Liabilities of such Person, or (b) on the ability of such Person to consummate the transactions contemplated hereby.

                  "NON-SOLICITATION  AGREEMENT"  has the  meaning  set  forth in
SECTION 2.4(B)(II).

                  "OFFSET AMOUNT" has the meaning set forth in SECTION 7.3(A).

                  "OFFSET DISPUTE NOTICE" has the meaning set forth in SECTION 7.3(A).

                  "ORDER" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "ORDINARY COURSE OF BUSINESS" means the action of a Person that is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person.

                  "PERMITS" means all licenses, permits, certificates of authority, authorizations, approvals, registrations and similar consents (including, without limitation, the Licenses and Certification) granted or issued by any Governmental or Regulatory Authority.

                  "PERMITTED ENCUMBRANCE" means (a) any Encumbrance for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with Accounting Principles, (b) any minor imperfection of title or similar Encumbrance which individually or in the aggregate with other such Encumbrances does not create a Material Adverse Effect, and (c) any Encumbrances that would be discoverable by a survey or from a review of the public records.

                  "PERSON" means any natural person, corporation, general partnership, limited partnership, limited liability company, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "PURCHASE PRICE" has the meaning set forth in SECTION 2.2(A).

                  "REAL PROPERTY" has the meaning set forth in SECTION 3.13.

                  "RESPONSE" has the meaning set forth in SECTION 7.2(D).

                  "TAX" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (i) any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign),
(ii) any Liability for payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any Liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person.

                  "TAX LOSSES" has the meaning set forth in SECTION 7.2(E).

                  "TAX RETURN" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes.

                  "TERM" has the meaning set forth in SECTION 2.2(C).

                  "THRESHOLD  AMOUNT"  has the  meaning  set  forth  in  SECTION
7.4(A).

                  1.2 CONSTRUCTION OF CERTAIN TERMS AND PHRASES. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; (e) the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; and (f) "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under generally accepted accounting principles.

                                   ARTICLE II
                           PURCHASE AND SALE OF STOCK

                  2.1 SALE OF COMPANY STOCK BY DR. HOFFMAN. Subject to the terms and conditions of this Agreement, Dr. Hoffman shall sell to CNSR all of the shares of the Company Stock and to deliver the original certificates evidencing the Company Stock to CNSR at the Closing. The certificates for the Company Stock will be properly endorsed for transfer to or accompanied by duly executed stock power in favor of CNSR and otherwise in a form acceptable for transfer on the books of the Company. If any such original certificates shall have been lost, stolen or destroyed, then Dr. Hoffman shall deliver an affidavit of lost certificate in form reasonably acceptable to CNSR.

                  2.2  PURCHASE OF COMPANY STOCK BY CNSR.

                  (a) PURCHASE PRICE. Subject to the terms and conditions in this Agreement, CNSR shall acquire the Company Stock from Dr. Hoffman and pay to Dr. Hoffman in exchange for the Company Stock an aggregate purchase price equal to Three Hundred Thousand Dollars ($300,000) (the "Purchase Price"), payable in the manner set forth in SECTIONS 2.2(B) and (C) below.

                  (b) CASH PURCHASE PRICE. At the Closing, CNSR will pay to Dr. Hoffman an aggregate of Eight Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($8,333.33) in cash (the "Cash Purchase Price").

                  (c) PAYMENT SCHEDULE. The remainder of the Purchase Price, Two Hundred Ninety One Thousand Six Hundred Sixty Six Dollars and Sixty Seven Cents ($291,666.67), shall be paid to Dr. Hoffman pursuant to the schedule set forth on SCHEDULE 2.2 attached hereto in cash in thirty-five (35) equal installments beginning on the first day of the month following the Closing Date and continuing on the first day of each subsequent month until paid in full.

                  2.3  EXCLUDED AND ASSUMED ASSETS AND LIABILITIES.

                  (a) EXCLUDED ASSETS. Notwithstanding anything to the contrary in this Agreement, (i) certain office furniture, such as the desk in Dr.
Rosenbach's office and the furniture in Dr. Hoffman's office, and (ii) personally owned artwork, all as described on SCHEDULE 2.3(A) attached hereto, (collectively, the "Excluded Assets"), shall become assets of Dr. Hoffman immediately prior to the Closing but may be used by CNSR at no charge for so long as Dr. Hoffman remains employed by CNS Response, Inc. and does not exercise the repurchase option contained in Section 7.8 below.

                  (b) EXCLUDED LIABILITIES. Notwithstanding anything to the contrary in this Agreement, CNSR is not required to, and shall not, assume, pay, perform, defend or discharge any of the Company's liabilities or obligations arising out of or in connection with the operation of the Company prior to the Closing, including, without limitation, accounts payable, any existing debt (including debt owed to Dr. Hoffman), any and all liabilities for shareholder-related matters, any and all liabilities and obligations for employment related matters, any and all severance payments for the Company's employees, equipment leases not expressly included on SCHEDULE 2.3(C) attached hereto, contingent liabilities, real estate leases (except as otherwise provided in SECTION 2.3(C) below), and the liabilities described in SECTION 7.5 below (collectively, the "Excluded Liabilities"). The Excluded Liabilities shall be distributed to and assumed by Dr. Hoffman immediately prior to Closing in a manner reasonably satisfactory to CNSR. Dr. Hoffman shall forgive all loans owed to him by the Company as of the Closing Date.

                  (c) ASSUMED ASSETS AND LIABILITIES. CNSR will assume all of the Company's assets except the Excluded Assets (the "Assumed Assets"), and (ii) those liabilities of the Company that are incurred by CNSR on or after the Closing and arise out of CNSR's operations of the Company on or after the Closing (the "Assumed Liabilities").

                  2.4  CLOSING.

                  (a) TIME AND PLACE. The consummation of the purchase and sale of the Company Stock under this Agreement ("Closing") shall be effective as of 11:59 p.m. January 11, 2008 ("Closing Date").

                  (b) CLOSING DELIVERIES BY THE COMPANY AND DR. HOFFMAN. On or before the Closing, the Company and Dr. Hoffman shall have delivered or caused to be delivered to CNSR:

                                    (i)   the   original   stock    certificates
                  representing all of the issued and outstanding shares of Company Stock owned by Dr. Hoffman (or an affidavit of lost certificate in form reasonably acceptable to CNSR), duly endorsed in blank (or accompanied by duly executed stock power);

                                    (ii)  a  Non-Solicitation  Agreement  by and
                  between CNSR and Dr. Hoffman, substantially in the form of EXHIBIT A attached hereto (the "Non-Solicitation Agreement"), duly executed by Dr. Hoffman.

                                    (iii) a  certificate  of an  officer  of the
                  Company, substantially in the form of EXHIBIT B attached hereto, duly executed by the Company;

                                    (iv)   a   certificate   of   Dr.   Hoffman,
                  substantially in the form of EXHIBIT C attached hereto, duly executed by Dr. Hoffman;

                                    (v) a  certificate  of the  Secretary of the
                  Company  substantially  in the  form  of  EXHIBIT  D  attached hereto, certifying as of the Closing Date (A) a true and complete copy of the Articles of Incorporation of the Company certified by the Colorado Secretary of State as of a date no more than ten (10) days prior to the Closing Date, (B) a certificate of the Secretary of State of Colorado dated as of a date no more than ten (10) days prior to the Closing Date, certifying the good standing of the Company, (C) a true and complete copy of the resolutions of the board of directors of the Company and Dr. Hoffman authorizing the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby and
                  (D) incumbency matters;

                                    (vi)  resignation  letter  of  each  of  the
                  officers and directors of the Company, dated effective as of the Closing;

                                    (vii) an employment agreement by and between
                  CNSR and Dr. Hoffman, substantially in the form EXHIBIT E attached hereto (the "Employment Agreement"), duly executed by Dr. Hoffman;

                                    (viii)  such  other  documents  as CNSR  may
                  reasonably request for the purposes of facilitating the consummation of the transactions contemplated herein.

                  (c) CLOSING DELIVERIES BY CNSR. On or before the Closing, CNSR shall have delivered or caused to be delivered to Dr. Hoffman:

                                    (i)  the  Cash  Purchase   Price,   by  wire
                  transfer in immediately available funds to an account designated by Dr. Hoffman pursuant to SCHEDULE 2.2 attached hereto;

                                    (ii) the Employment Agreement, duly executed
                  by CNSR;

                                    (iii) the Non-Solicitation  Agreement,  duly
                  executed by CNSR;

                                    (iv) a  certificate  of an  officer of CNSR,
                  substantially in the form of EXHIBIT F attached hereto, duly executed by an officer of CNSR; and

                                    (v) such other  documents as Dr. Hoffman may
                  reasonably request for the purposes of facilitating the consummation of the transactions contemplated herein.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                          DR. HOFFMAN ABOUT THE COMPANY

                  Dr. Hoffman represents and warrants to CNSR as of the Closing Date, except as set forth on the Company Disclosure Schedule furnished to CNSR specifically identifying the relevant section hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder, as follows:

                  3.1 ORGANIZATION OF THE COMPANY. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. The Company is duly authorized to conduct its business in Colorado as it is currently conducted. The Company does not conduct business outside of the State of Colorado. The Company has full corporate power and corporate authority, and holds all material Permits and authorizations necessary to carry on its business and to own and use the Assets and Properties currently owned and used by the Company. The Company has delivered to CNSR correct and complete copies of its charter documents and other organizational documents, each as amended to date.

                  3.2 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists solely of Ten Thousand (10,000) shares of common stock, no par value, all of which have been issued to Dr. Hoffman. There are no shares in treasury and no shares of Preferred Stock authorized. No shares of the Company's capital stock have been issued since October 31, 1994. The capital stock of the Company is duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement, there are no outstanding subscriptions, options, warrants, calls, commitments or other rights of any kind for the purchase or acquisition of, nor any securities convertible or exchangeable for, any capital stock of the Company.

                  3.3 AUTHORITY OF THE COMPANY. The Company has all necessary corporate power and corporate authority and, except for the filings necessary to convert the Company into a provider network entity under Colorado law, has taken all corporate action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  3.4 NO AFFILIATES. The Company does not have any Affiliates and is not a partner in any partnership or a party to a joint venture.

                  3.5 NO CONFLICTS. The execution and delivery by the Company of this Agreement does not, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the charter documents, bylaws or other organizational documents of the Company;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, Order, Permit, statute, rule or regulation applicable to the Company or any of the businesses, Assets or Properties of the Company, where such conflict, violation or breach would have a Material Adverse Effect on the Company;

                  (c) result in a breach of, or default under (or give rise to right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any Permit, note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which the Company or, any of its Assets and Properties may be bound; or

                  (d) result in an imposition or creation of any Encumbrance on the business or Assets or Properties of the Company.

                  3.6 CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. Except for the filings necessary to convert the Company into a provider network entity under Colorado law, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or any other non-Governmental or Regulatory third party on the part of the Company, prior to the Closing, is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than as provided in the Company Disclosure Schedule. The Company makes no representation as to the necessity of filing any notices or other filings on or after the Closing Date with any Governmental or Regulatory Authority.

                  3.7 BOOKS AND RECORDS. The minute books and other corporate records of the Company as made available to CNSR contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of Dr. Hoffman, the board of directors and committees of the board of directors of the Company. The stock transfer ledgers and other similar records of the Company accurately reflect all issuances and record transfers in the capital stock of the Company. The other Books and Records of the Company are true, correct and complete.

                  3.8  FINANCIAL STATEMENTS AND ACCOUNTS RECEIVABLE.

                  (a) The Company has previously delivered to CNSR the Financial Statements. The Financial Statements (i) are true, correct and complete, (ii) are in accordance with the Books and Records of the Company, (iii) have been prepared in conformity with Accounting Principles, and (iv) fairly present the financial condition and results of operations of the Company, as of the respective dates thereof and for the periods covered thereby; PROVIDED that the Financial Statements lack footnotes and certain other presentation items.

                  (b) All accounts receivable of the Company reflected in the Interim Financial Statements are bona fide receivables and represent amounts due with respect to actual, arms-length transactions entered into in the Ordinary Course of Business, as adjusted as shown in the "balance" column of such Interim Financial Statements. Such receivables are (i) legal, valid and binding obligations of the obligors, (ii) subject to no known setoffs or counterclaims, except for customary contractual payment adjustments imposed by third party payors, and (iii) are current and collectible (within 1 year after the date on which they first became due and payable), net of the applicable reserve for bad debts on the Interim Financial Statements.

                  3.9 ABSENCE OF CHANGES. Since the date of Interim Financial Statements and up to the Closing Date, the Company and Dr. Hoffman have conducted the Company's business only in the Ordinary Course of Business and there has not been any Material Adverse Effect on the Company, or to the Knowledge of the Company, any event or development which, individually or together with other such events, could reasonably be expected to result in a Material Adverse Effect on the Company, including, without limitation, any change to the material contracts listed in Section 3.18 of the Company Disclosure Schedule, decline in revenue or loss of employees, and since the end of the period covered by the Interim Financial Statements, the Company has not taken any action which if taken after the date of this Agreement, without CNSR's consent, would violate SECTION 3.26 hereof.

                  3.10 NO UNDISCLOSED LIABILITIES. Except as disclosed in the Financial Statements, there are no Liabilities, nor, to the Knowledge of the Company, any basis for any claim against the Company for any such Liabilities, relating to or affecting the Company, other than Liabilities incurred after the end of the period covered by the Interim Financial Statements in the Ordinary Course of Business which have not had, and could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect on the Company.

                  3.11 TANGIBLE PERSONAL PROPERTY. The Company is in possession of and has good and marketable title to, or has valid leasehold interests in or valid rights under written agreements to use, all tangible personal property, equipment, plants, buildings, structures, facilities and all other tangible Assets and Properties material to the conduct of the Company's business as it is presently conducted, including all tangible personal property listed in Section
3.11. All such tangible personal property, equipment, plants, buildings, structures, facilities and all other tangible Assets and Properties are listed in Section 3.11 of the Company Disclosure Schedule and are free and clear of all Encumbrances, other than Permitted Encumbrances.

                  3.12  BENEFIT PLANS; ERISA.

                  (a) The Company has no commitment, proposal, or communication to employees regarding the creation of a Plan or any increase in benefits under any Benefit Plan. The Company has no ERISA Affiliates.

                  (b) The Company has no Benefit Plans that provide benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their termination of service (other than (i) coverage mandated by applicable law, (ii) deferred compensation benefits accrued as liabilities on the books of the Company or (iii) benefits the full cost of which is borne by any current or former employee (or his or her beneficiary)).

                  (c) The consummation of the transactions contemplated by this Agreement will not, either immediately or upon the occurrence of any event thereafter, (i) entitle any current or former employee or officer or director of the Company to severance pay, unemployment compensation or any other payment, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation otherwise due any such individual.

                  (d) There are no pending or, to the Knowledge of the Company, anticipated or threatened claims by or on behalf of any Benefit Plan, by any employee or beneficiary covered under any such Benefit Plan, or otherwise involving any such Benefit Plan (other than routine claims for benefits).

                  3.13 REAL PROPERTY. Section 3.13 of the Company Disclosure Schedule contains a complete list of each parcel of real property leased by the Company (as lessee or lessor) (the "Real Property") and (ii) to the Knowledge of the Company, all Encumbrances (other than Permitted Encumbrances) relating to or affecting the Real Property. The Company does not own any real property. The Company has a valid leasehold interest in the Real Property. Each lease with respect to the Real Property is a legal, valid and binding agreement of the Company subsisting in full force and effect enforceable in accordance with its terms, and there is no, and the Company has not received notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) thereunder. The Company does not owe any brokerage commissions with respect to any such Real Property. There are no Encumbrances (other than Permitted Encumbrances) against the Company by or on behalf of tenants occupying office space adjacent to the Real Property.

                  3.14 INTELLECTUAL PROPERTY RIGHTS. Section 3.14 of the Company Disclosure Schedule contains a true, complete and correct list of all of the Company Intellectual Property owned by the Company and Section 3.14 of the Company Disclosure Schedule contains a true, complete and correct list of all Company Intellectual Property that the Company uses pursuant to a license, sublicense or agreement (other than commercially available over-the-counter "shrink-wrap" software). The Company has delivered to CNSR complete and accurate copies of each agreement, registration and other documents relating to the Company Intellectual Property set forth in Sections 3.14 of the Company Disclosure Schedule.

                  3.15 LITIGATION. There are no Actions or Proceedings pending or threatened or, to the Knowledge of the Company, anticipated against, relating to or affecting (i) the Company or (ii) the transactions contemplated by this Agreement, and to the Knowledge of the Company, there is no basis for any such Action or Proceeding. The Company is not in default with respect to any Order, and there are no unsatisfied judgments against the Company.

                  3.16 COMPLIANCE WITH LAW. Except for the filings necessary to convert the Company into a provider network entity under Colorado law, the Company is in compliance with all applicable laws, statutes, Orders, ordinances and regulations, whether federal, state, local or foreign, including, without limitation, compliance with all statutes and obligations related to the Licenses and Certification, except where the failure to comply, in each instance and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Company. The Company has not received any written notice to the effect that, or otherwise has been advised that, the Company is not in compliance with any of such laws, statutes, Orders, ordinances or regulations.

                  3.17 CONTRACTS. Section 3.17 of the Company Disclosure Schedule contains a true and complete list of each material written or oral contract, agreement or other arrangement to which the Company is a party or by which any of its Assets and Properties is bound (and, to the extent oral, accurately describes the terms of such contracts, agreements and arrangements). Each contract, agreement or other arrangement disclosed in Section 3.17 of the Company Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and the Company has performed all of its required obligations under, and is not in violation or breach of or default under, any such contract, agreement or arrangement. To the Knowledge of the Company, the other parties to any such contract, agreement or arrangement are not in violation or breach of or default under any such contract, agreement or arrangement. To the Knowledge of the Company, none of the present or former employees, officers, directors or shareholders of the Company is a party to any oral or written contract or agreement prohibiting any of them from freely competing with other parties or engaging in the Company's as now operated. To the Knowledge of the Company, the consummation of the transactions contemplated in this Agreement will not result in a breach of, or default under (or give rise to the right of termination, cancellation or acceleration) under any of the terms, conditions or provision of any of the contracts, agreements or arrangements listed in Section 3.17 of the Company Disclosure Schedule.

                  3.18 OCCUPATIONAL MATTERS. The Company has not been and currently is not in violation of any applicable statute, law or regulation relating to occupational health and safety ("Occupational Laws"), except where such violation could not reasonably be expected to result in a Material Adverse Effect on the Company. There is no claim or notice of a violation of Occupational Laws (i) pending or, to the Knowledge of the Company, threatened against the Company or (ii) to the Knowledge of the Company, pending or threatened against any Person whose liability for such violation may have been retained or assumed by or could reasonably be imputed or attributed to the Company.

                  3.19 PERMITS. Section 3.19 the Company Disclosure Schedule contains a true and complete list of all Permits used in and material, individually or in the aggregate, to the Company's business. All such Permits are currently effective and valid and have been validly issued. No additional Permits are necessary to enable the Company to conduct its business in compliance with all applicable federal, state and local laws, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect on the Company. Neither the execution, delivery or performance of this Agreement by the Company, prior to Closing, nor the mere passage of time will have any effect on the continued validity or sufficiency of the Permits (except that CNSR will be required to file various post-Closing notices to ensure that the Permits remain in effect), nor to the Knowledge of the Company, will any additional Permits be required by virtue of the execution, delivery or performance of this Agreement to enable the Company to conduct its business as now operated. There is no pending Action or Proceeding by any Governmental or Regulatory Authority which could have a Material Adverse Effect on the Company. The Company has provided CNSR with true and complete copies of all Permits listed in SECTION 3.19 of the Company Disclosure Schedule.

                  3.20 EQUIPMENT. All equipment listed in Section 3.11 of the Company Disclosure Schedule is in good operating condition and repair (subject to normal wear and tear) so as to permit the operation of the Company's business as presently conducted. To the Company's Knowledge, no such equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which would not have a Material Adverse Effect on the Company.

                  3.21 INSURANCE. Set forth in Section 3.21 of the Company Disclosure Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of and/or providing insurance coverage to the Company or the Assets and Properties of the Company (or any of the Company's directors, officers, salespersons, agents or employees). All policies set forth in Section 3.21 of the Company Disclosure Schedule are in full force and effect, and with respect to such policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Complete and accurate copies of all such policies and related documentation have previously been provided to CNSR.

                  3.22  TAX MATTERS.

                  (a) Reserved.

                  (b) The Company has or will have filed with the appropriate federal, state, local and foreign taxing authorities all Tax Returns required to be filed by or with respect to it on or before the Closing Date and required to be filed for the period through the Closing Date, and such Tax Returns shall be prepared by a certified public accountant. The Company has paid in full or has made provision in the Financial Statements and the Interim Financial Statements for all taxes which are due or claimed to be due from it by any taxing authority. To the Knowledge of the Company, the Company has not incurred any liability for Taxes other than in the ordinary course of its business since the date of the most recent Interim Financial Statement. There are no liens for Taxes upon the Assets and Properties of the Company except for statutory liens for current Taxes not yet due.

                  (c) The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed or waived any statute of limitations for, or agreed to any extension of time with respect to, the assessment of Taxes. The Company has not received any notice of deficiency or assessment from any federal, state, local or foreign taxing authorities with respect to liabilities for Taxes which have not been fully paid or finally settled, and any such deficiency or assessment shown in Section 3.22 of the Company Disclosure Schedule is being contested in good faith through appropriate proceedings. Dr. Hoffman is not aware of any information which has caused or should cause him to believe that an audit by any Tax authority may be forthcoming. No valid claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (d) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Dr. Hoffman, or other third party.

                  (e) The Company has delivered to CNSR (i) its federal and state income tax returns for its three (3) most recent fiscal years, and for any other tax years for which the applicable statute of limitations has not expired and (ii) copies of all federal and state tax audits, if any.

                  3.23  LABOR AND EMPLOYMENT  RELATIONS.  Except as set forth in
Schedule 3.23 of the Company Disclosure Schedule, to the Knowledge of the Company, no officer, executive or employees of the Company has or have any plans to terminate his, her or their employment with the Company. The Company is not a party to or bound by any collective bargaining agreement with any labor organization, group or association covering any of its employees and there are no attempts to organize any of the Company's employees by any person, unit or group seeking to act as their bargaining agent. The Company has complied with all applicable laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, discrimination against race, color, national origin, religious creed, physical or mental disability, sex, age, ancestry, medical condition, marital status or sexual orientation, and the withholding and payment of social security and other taxes, except where such non-compliance could not reasonably be expected to result in a Material Adverse Effect on the Company. There are no pending or, to the Knowledge of the Company, threatened charges (by employees, their representatives or governmental authorities) of unfair labor practices or of employment discrimination or of any other wrongful action with respect to any aspect of employment of any person employed or formerly employed by the Company. There is no investigation of the Company's employment policies or practices by any Governmental or Regulatory Authority pending or threatened. The Company has conducted comprehensive background checks on all of its employees and caregivers and has used its best efforts to check the references of its employees and caregivers, provided that the Company has not conducted drug testing on all of its employees. All files and Books and Records relating to the Company's employees and caregivers are true, correct and complete. The Company has completed I-9 forms for all of its employees, if legally required.

                  3.24 CERTAIN EMPLOYEES. Set forth in Section 3.24 of the Company Disclosure Schedule is a list of the names of the Company's employees and consultants as of the date hereof involved in the management and business operations of the Company, together with the title or job classification of each such person and the total compensation (with wages and bonuses, if any, separately detailed) paid in 2006 (if applicable) and the current rate of pay for each such person on the date of this Agreement. None of such persons has an employment agreement or understanding, whether oral or written, with the Company which is not terminable on notice by the Company without cost or other liability to the Company. Except as set forth in Section 3.24 of the Company Disclosure Schedule, all of the Company's employees have signed a document releasing the Company from any liability to the respective employee for claims of unlawful discrimination, wrongful termination, unpaid compensation or unpaid and accrued benefits.

                  3.25 ABSENCE OF CERTAIN DEVELOPMENTS. Except for the filings necessary to convert the Company into a provider network entity under Colorado law, since October 1, 2007 the Company has not:

                  (a) issued any stock, bonds or other corporate securities or any right, options or warrants with respect thereto;

                  (b) borrowed any amount, obtained any letters of credit or incurred or become subject to any Liabilities in excess of Five Thousand Dollars ($5,000) in the aggregate;

                  (c) discharged or satisfied any lien or Encumbrance or paid any obligation or Liability, other than current Liabilities paid in the Ordinary Course of Business and other than current federal income Tax liabilities;

                  (d) declared or made any payment or distribution of cash or other property to Dr. Hoffman with respect to its stock, or purchased or redeemed any shares of its capital stock;

                  (e) mortgaged or pledged any of its Assets or Properties, or subjected them to any lien, charge or any other Encumbrance, except liens for current property Taxes not yet due and payable;

                  (f) sold, leased, subleased, assigned or transferred any of its Assets or Properties, except in the Ordinary Course of Business, or cancelled any debts or claims;

                  (g) made any changes in any employee compensation, severance or termination agreement, commitment or transaction other than routine salary increases consistent with past practice or offer employment to any individuals;

                  (h) entered into any material transaction, or modified any existing transaction (the aggregate consideration for which is in excess of Ten Thousand Dollars ($10,000);

                  (i) suffered any damage, destruction or casualty loss, whether or not covered by insurance, which would have a Material Adverse Effect on the Company;

                  (j) made any capital expenditures, additions or improvements or commitments for the same, except those made in the Ordinary Course of Business which in the aggregate do not exceed Five Thousand Dollars ($5,000);

                  (k) entered into any transaction or operated the Company's business, not in the Ordinary Course of Business;

                  (l) made any change in its accounting methods or practices or ceased making accruals for taxes, obsolete inventory, vacation and other customary accruals;

                  (m) ceased from reserving cash to pay taxes, principal and interest on borrowed funds, and other customary expenses and payments;

                  (n) caused to be entered into any amendment or termination of any lease, customer or supplier contract or other material contract or agreement to which it is a party, except in the Ordinary Course of Business;

                  (o) made any material change in any of its business policies, including, without limitation, advertising, distributing, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition or sale policies;

                  (p) terminated or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement that is or was material to the Company's business or its financial condition;

                  (q) permitted to occur or be made any other event or condition of any character which has had a Material Adverse Effect on it;

                  (r) waived any rights to its financial or business condition that would have a Material Adverse Effect on the Company;

                  (s) made any illegal payment or rebates; or

                  (t) entered into any agreement to do any of the foregoing.

                  3.26  PATIENTS. Subject to CNSR's  compliance  with the Health
Insurance Portability and Accountability Act of 1996 and its regulations ("HIPAA"), the Company has previously provided to CNSR a true and correct list of the Company's patients during the 2005, 2006 and 2007 fiscal years. No single patient or group of affiliated patients contributing more than Ten Thousand Dollars ($10,000) per annum to the gross revenues of the Company has notified the Company of its intention to discontinue doing business or materially reduce the business that it does with the Company.

                  3.27  PAYOR CLAIMS AND COST REPORTS.

                  (a) All claims for reimbursement prepared and delivered by Company to any health maintenance organization, preferred provider organization, any other prepaid plan, any health care service plan, any other third party payor, Medicare and Medicaid have been prepared in accordance with all rules, regulations, policies and procedures pertaining to the applicable payor, and all such claims have been prepared in an accurate and complete manner.

                  (b) Reserved.

                  3.28 NECESSARY PROPERTY. To the Knowledge of the Company, all of the Assets and Properties listed in Sections 3.11 and 3.14 of the Company Disclosure Schedule constitute all of the property reasonably necessary for the conduct of the Company's business in the manner and to the extent presently conducted by the Company.

                  3.29 BANK ACCOUNTS. Section 3.29 of the Company Disclosure Schedule contains a complete and accurate list of each deposit account or asset maintained by or on behalf of the Company with any bank, brokerage house or other financial institution, specifying with respect to each the name and address of the institution, the name under which the account is maintained, the account number, and the name and title or capacity of each Person authorized to have access thereto.

                  3.30 BROKERS. The Company has not retained any broker in connection with the transactions contemplated hereunder. CNSR has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of or the Company.

                  3.31 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of the Company contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the Company pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF DR. HOFFMAN

                  Dr. Hoffman represents and warrants to CNSR as of the Closing as follows:

                  4.1 OWNERSHIP OF COMPANY STOCK. Subject to the conversion of the Company into a provider network entity under Colorado law, Dr. Hoffman owns beneficially and of record all the shares of Company Stock issued to him free and clear of all Encumbrances. The delivery of the stock certificate representing the Company Stock owned by Dr. Hoffman in the manner provided in
SECTION 2.4(B)(I) will, subject to the conversion of the Company into a provider network entity under Colorado law, transfer to CNSR good and valid title to all of Dr. Hoffman's Company Stock free and clear of all Encumbrances.

                  4.2 AUTHORITY OF DR. HOFFMAN. Dr. Hoffman has all necessary power and authority and has taken all action necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform Dr. Hoffman's obligations hereunder and no other proceedings on the part of Dr. Hoffman is necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Dr. Hoffman and constitutes a legal, valid and binding obligation of Dr. Hoffman enforceable against him in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  4.3 NO CONFLICTS. The execution and delivery by Dr. Hoffman of this Agreement does not, and the performance by Dr. Hoffman of his obligations under this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of any agreement or Order to which Dr. Hoffman is a party or may be bound, or (b) result in an imposition or creation of any Encumbrance on the Company Stock.

                  4.4 BROKERS. Dr. Hoffman has not retained any broker in connection with the transactions contemplated hereunder. CNSR has, and will have, no obligation to pay any broker's, finder's, investment banker's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of Dr. Hoffman.

                  4.5 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of Dr. Hoffman contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of Dr. Hoffman pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF CNSR

                  CNSR represents and warrants to Dr. Hoffman as of the Closing Date and as of the Closing, as follows:

                  5.1 ORGANIZATION OF CNSR. CNSR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado. CNSR is duly authorized to conduct its business as it is currently conducted and is in good standing under the laws of each jurisdiction where such qualification is required except for any jurisdiction where failure so to qualify would not have a Material Adverse Effect upon CNSR. CNSR has full corporate power and corporate authority, and holds all material Permits and authorizations necessary, to carry on the business in which it is engaged and to own and use the properties currently owned and used by it except where the failure to have such power and authority or to hold such license, permit or authorization would not have a Material Adverse Effect on CNSR.

                  5.2 AUTHORITY OF CNSR. CNSR has all necessary corporate power and corporate authority and has taken all corporate actions necessary to enter into this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder and no other proceedings on the part of CNSR are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CNSR and constitutes a legal, valid and binding obligation of CNSR enforceable against CNSR in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and
(ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                  5.3 CONSENTS AND GOVERNMENTAL APPROVALS AND FILINGS. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority or other Persons on the part of CNSR is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) the Medicare provider agreement necessary for CNSR to own and operate the Company as the owner of all of the issued and outstanding equity interest of the Company, and (ii) the Medi-Cal provider agreement with CNSR necessary for CNSR to own and operate the Company as the owner of all of the issued and outstanding equity interest of the Company. In addition, CNSR may need to make various post-Closing notifications to ensure the Permits remain in full force and effect.

                  5.4 NO CONFLICTS. The execution and delivery by CNSR of this Agreement does not, and the performance by CNSR of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the Certificate of Incorporation, as amended, bylaws or other organizational documents of CNSR;

                  (b) conflict with or result in a violation or breach of any term or provision of any law, Order, Permit, statute, rule or regulation applicable to CNSR or any of the businesses, Assets or Properties of CNSR, where such conflict, violation or breach would have a Material Adverse Effect on CNSR;

                  (c) result in a breach of, or default under (or give rise to right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other similar instrument or obligation to which CNSR, any of its Assets and Properties may be bound; or

                  (d) result in an imposition or creation of any Encumbrance on the business or Assets or Properties of CNSR.

                  5.5 COMPLIANCE WITH LAW. CNSR is in compliance with all applicable laws, statutes, Orders, ordinances and regulations, whether federal, state, local or foreign, except where the failure to comply, in each instance and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on CNSR. CNSR has not received any written notice to the effect that, or otherwise has been advised that, CNSR is not in compliance with any of such laws, statutes, Orders, ordinances or regulations. CNSR shall not, and shall ensure that its employees, subcontractors or other agents do not, disclose any patient information received by the Company as part of CNSR's diligence investigation.

                  5.6 LITIGATION. There are no Actions or Proceedings pending or threatened anticipated against, relating to or affecting the transactions contemplated by this Agreement, and there is no basis for any such Action or Proceeding. CNSR is not in default with respect to any Order, and there are no unsatisfied judgments against the Company.

                  5.7 BROKERS. CNSR has not retained a broker in connection with the transactions contemplated hereunder. The Company and Dr. Hoffman have, and will have, no obligation to pay any broker's, finder's, investment banker's, financial adviser's or similar fee in connection with this Agreement or the transactions contemplated hereby by reason of any action taken by or on behalf of CNSR.

                  5.8 MATERIAL MISSTATEMENTS AND OMISSIONS. The statements, representations and warranties of CNSR contained in this Agreement (including the exhibits and schedules hereto) and in each document, statement, certificate or exhibit furnished or to be furnished by or on behalf of the CNSR pursuant hereto, or in connection with the transactions contemplated hereby, taken together, do not contain and will not contain any untrue statement of a material fact and do not and will not omit to state a material fact necessary to make the statements or facts contained herein or therein, in light of the circumstances made, not misleading.

                                   ARTICLE VI
                              CONDITIONS TO CLOSING


                  6.1 CONDITIONS TO THE CLOSING OF THE COMPANY AND DR. HOFFMAN. The obligations of the Company and Dr. Hoffman to effect the transactions contemplated hereby are subject to the satisfaction, at or before the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of CNSR contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and CNSR shall have performed all agreements and covenants required to be performed by it prior to or on the Closing Date.

                  (b) NO ACTIONS OR PROCEEDINGS. No Actions or Proceedings shall have been instituted or threatened which question the validity or legality of the transactions contemplated hereby.

                  (c) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by CNSR shall have been fully performed and complied with, or waived by the Company and Dr. Hoffman at or prior to the Closing.

                  (d) CLOSING DELIVERIES. CNSR shall have executed and delivered the documents required to be executed and delivered by CNSR pursuant to SECTION 2.4(C) above.

                  (e) CASH PURCHASE PRICE DELIVERY. CNSR shall have paid the Cash Purchase Price to Dr. Hoffman.

                  6.2  CONDITIONS TO THE  OBLIGATIONS OF CNSR. The obligation of
CNSR  to  effect  the  transactions   contemplated  hereby  is  subject  to  the
satisfaction, at or before the Closing, of each of the following conditions:

                  (a) REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations and warranties of the Company and Dr. Hoffman contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and the Company and Dr. Hoffman shall have performed all agreements and covenants required to be performed by them prior to or on the Closing Date.

                  (b) NO ACTIONS OR PROCEEDINGS. No Actions or Proceedings shall have been instituted or threatened which prohibit the transactions contemplated herein or question the validity or legality of the transactions contemplated hereby.

                  (c) MATERIAL ADVERSE EFFECT. Neither the Company nor Dr. Hoffman shall have acted in any manner which has created or could reasonably create any material adverse effect on the Company or the Company Stock, nor shall there be any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse effect on the Company or the Company Stock.

                  (d) PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by the Company or Dr. Hoffman shall have been fully performed and complied with at or prior to the Closing.

                  (e) CLOSING DELIVERIES. The Company and Dr. Hoffman shall have executed and delivered the documents required to be executed and delivered by the Company or Dr. Hoffman pursuant to SECTION 2.4(B) above.

                  (f) EMPLOYMENT OF KEY EMPLOYEES. Each of the Company's employees set forth in Schedule 6.2(f) attached hereto (the "Key Employees") will have agreed to remain an employee of the Company or become an employee of CNSR.

                  (g) CONVERSION FILING. The Company and Dr. Hoffman shall have filed all documents and performed all other actions necessary to convert the Company into a provider network entity under Colorado law, including but not limited to the filing with the State of Colorado of Amended and Restated Articles of Incorporation and Bylaws, together with supporting Minutes signed by Dr. Hoffman, and the State of Colorado shall have approved such conversion of the Company into a provider network entity and not otherwise have objected to the transactions contemplated by this Agreement.

                                  ARTICLE VII
                    ACTIONS BY THE PARTIES AFTER THE CLOSING

                  7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. The representations, warranties and covenants contained in or made pursuant to this Agreement or any certificate, document or instrument delivered pursuant to or in connection with this Agreement in the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing hereunder notwithstanding any investigation, analysis or evaluation by CNSR or its designees of the Assets and Properties or the business, operations or condition (financial or otherwise) of the Company, and thereafter the representations and warranties of Dr. Hoffman shall continue to survive in full force and effect for a period of two (2) calendar years after the Closing Date; provided, however, that (i) the representations and warranties set forth in SECTIONS 3.1, 3.2, 3.3, 4.1, 4.2, 5.1 and 5.2 shall survive indefinitely and (ii) the representations and warranties in SECTIONS 3.22 shall survive until the expiration of the all applicable statutes of limitation.

                  7.2  INDEMNIFICATION.

                  (a) BY DR. HOFFMAN. Dr. Hoffman shall indemnify, defend and hold harmless CNSR, and its officers, directors, employees, agents, successors and assigns (collectively the "CNSR Parties") from and against any and all costs, losses, Liabilities, damages, lawsuits, claims and expenses, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, the "Damages"), incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by the Company or Dr. Hoffman in or pursuant to this Agreement or any certificate, document, writing or instrument delivered by the Company or Dr. Hoffman pursuant to this Agreement or the contemplated transactions, (ii) any breach of any covenant or obligation of the Company or Dr. Hoffman in or pursuant to this Agreement or in any certificate, document, writing or instrument delivered by the Company or Dr. Hoffman pursuant to this Agreement or the contemplated transactions, (iii) any liability arising out of the ownership or operation of the Company's Assets or Properties prior to the Closing Date other than the Assumed Liabilities, (iv) any Excluded Assets or Excluded Liabilities, (v) any claims from federal or state agencies for reimbursement for overpayment for services provided by the Company during the period prior to the Closing Date, (vi) any Actions or Proceedings set forth in the Company Disclosure Schedule or in the other documents delivered in connection with the transactions contemplated in this Agreement, or (vii) performance or non-performance of Dr. Hoffman' obligations set forth in Section
7.5 below. Notwithstanding any provision to the contrary contained in this Agreement, Dr. Hoffman shall be under no liability to indemnify CNSR under this
SECTION 7.2(A) and no claim under this SECTION 7.2(A) shall be made unless notice thereof shall have been given by or on behalf of CNSR to Dr. Hoffman pursuant to SECTION 7.2(D) below, unless failure to provide such notice in a timely manner does not materially impair Dr. Hoffman's ability to defend his rights, mitigate damages, seek indemnification from a third party or otherwise protect their interests.

                  (b) BY CNSR. CNSR shall indemnify, reimburse, defend and hold harmless Dr. Hoffman from and against any and all Damages incurred in connection with, arising out of, resulting from or incident to (i) any breach of any representation or warranty made by the CNSR in or pursuant to this Agreement or any certificate, document, writing or instrument delivered by CNSR pursuant to this Agreement or the contemplated transactions, (ii) any breach of any covenant or obligation of CNSR in or pursuant to this Agreement or in any certificate, document, writing or instrument delivered by CNSR pursuant to this Agreement or the contemplated transactions, or (iii) CNSR's ownership and operation of the Company on or after the Closing Date (except for liabilities related to the operation of the Company prior to the Closing Date). Notwithstanding any provision to the contrary contained in this Agreement, CNSR shall be under no liability to indemnify Dr. Hoffman under this SECTION 7.2(B) and no claim under this SECTION 7.2(B) shall be made unless notice thereof shall have been given by or on behalf of Dr. Hoffman to CNSR pursuant to SECTION 7.2(D) below, unless failure to provide such notice in a timely manner does not materially impair CNSR's ability to defend its rights, mitigate damages, seek indemnification from a third party or otherwise protect its interests.

                  (c) DEFENSE OF THIRD-PARTY CLAIMS. If any Action or Proceeding is filed or initiated against any Party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying Party as promptly as practicable (and in any event within ten (10) days after the service of the citation or summons); PROVIDED, HOWEVER, that the failure of any indemnified Party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying Party demonstrates actual damage caused by such failure. After such notice, if the indemnifying Party shall acknowledge in writing to the indemnified Party that the indemnifying Party shall be obligated under the terms of its indemnity hereunder in connection with such Action or Proceeding, then the indemnifying Party shall be entitled, if it so elects, to take control of the defense and investigation of such Action or Proceeding and to employ and engage attorneys of its own choice to handle and defend the same, such attorneys to be reasonably satisfactory to the indemnified Party, at the indemnifying Party's cost, risk and expense (unless (i) the indemnifying Party has failed to assume the defense of such Action or Proceeding or (ii) the named parties to such Action or Proceeding include both of the indemnifying Party and the indemnified Party, and the indemnified Party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified Party that are different from or additional to those available to the indemnifying Party and that joint representation would be inappropriate), and to compromise or settle such Action or Proceeding, which compromise or settlement shall be made only with the written consent of the indemnified Party, such consent not to be unreasonably withheld. The indemnified Party may withhold such consent if such compromise or settlement would adversely affect the conduct of business or requires less than an unconditional release to be obtained. If (i) the indemnifying Party fails to assume the defense of such Action or Proceeding within fifteen (15) days after receipt of notice thereof pursuant to this
SECTION 7.2, or (ii) the named parties to such Action or Proceeding include both the indemnifying Party and the indemnified Party and the indemnified Party and its counsel determine in good faith that there may be one or more legal defenses available to such indemnified Party that are different from or additional to those available to the indemnifying Party and that joint representation would be inappropriate, the indemnified Party against which such Action or Proceeding has been filed or initiated will (upon delivering notice to such effect to the indemnifying Party) have the right to undertake, at the indemnifying Party's cost and expense, the defense, compromise or settlement of such Action or Proceeding on behalf of and for the account and risk of the indemnifying Party; PROVIDED, HOWEVER, that such Action or Proceeding shall not be compromised or settled without the written consent of the indemnifying Party, which consent shall not be unreasonably withheld. If the indemnified Party assumes defense of the Action or Proceeding, the indemnified Party will keep the indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement and will consult with, when appropriate, and consider any reasonable advice from, the indemnifying Party of any such defense, compromise or settlement. The indemnifying Party shall be liable for any settlement of any action effected pursuant to and in accordance with this SECTION 7.2 and for any final judgment (subject to any right of appeal), and the indemnifying Party shall indemnify and hold harmless the indemnified Party from and against any Damages by reason of such settlement or judgment.

                  Regardless   of  whether   the   indemnifying   Party  or  the
indemnified Party takes up the defense, the indemnifying Party will pay reasonable costs and expenses in connection with the defense, compromise or settlement for any Action or Proceeding under this SECTION 7.2.

                  The indemnified Party shall cooperate in all reasonable respects with the indemnifying Party and such attorneys in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom; PROVIDED, HOWEVER, that the indemnified Party may, at its own cost, participate in the investigation, trial and defense of such Action or Proceeding and any appeal arising therefrom. The indemnifying Party shall pay all expenses due under this SECTION 7.2 as such expenses become due. If such expenses are not so paid, the indemnified Party shall be entitled to settle any Action or Proceeding under this SECTION 7.2 without the consent of the indemnifying Party and without waiving any rights the indemnified Party may have against the indemnifying Party. If necessary, the Parties will cooperate and provide each other reasonable access to records in accordance with applicable laws.

                  (d) OTHER CLAIMS. Except as provided in SECTION 7.2(C) above, to seek indemnification under this Article VII, an indemnified Party shall give written notification (a "Claim Notice") to the indemnifying Party that contains
(i) a description and the amount of any Damages incurred or reasonably expected to be incurred by the indemnified Party (the "Claimed Amount"), (ii) a statement that the indemnified Party is entitled to indemnification under this Article VII for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment (in the manner described below) in the amount of such Damages.

                  Within ten (10) calendar days after delivery of a Claim Notice, the indemnifying Party shall deliver to the indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the indemnifying Party to the indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the indemnified Party is CNSR, the indemnified Party will exercise the offset described in SECTION 7.3 below as the first recourse, (ii) agree that the indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the indemnifying Party to the indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is CNSR, the indemnified Party will exercise the offset described in SECTION 7.3 below as the first recourse, or (iii) dispute that the indemnified Party is entitled to receive any of the Claimed Amount. If the indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the indemnifying Party and the indemnified Party shall follow the procedures set forth in below for the resolution of such dispute (a "Dispute").

                  During the fifteen (15)-day period following the delivery of a Response that reflects a Dispute, the indemnifying Party and the indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such fifteen (15)-day period, the indemnifying Party and the indemnified Party shall submit the Dispute to arbitration pursuant to the terms set forth on SCHEDULE 7.2(D) attached hereto.

                  (e) TAX INDEMNITY. Notwithstanding anything in this Agreement to the contrary, if any member of the CNSR Parties incurs Damages arising resulting from a breach of the representations or warranties set forth in
Section 3.22 herein, (collectively, "Tax Losses"), CNSR shall have the right to control any audit or determination by any taxing authority, initiate any claim for refund or amended return, contest, defend against, resolve, and settle any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes or otherwise resolve any issue pertaining to any Tax Losses; provided, however, that CNSR will not settle any such claim that would result in an indemnity obligation on Dr. Hoffman without Dr. Hoffman' prior written consent, which consent shall not be unreasonably withheld.

                  7.3  OFFSET.

                  (a) In addition to any other rights and remedies available to CNSR herein, CNSR shall have the right to offset any amounts to which it may be entitled under SECTION 7.2 above against amounts otherwise payable under
Schedule 2.2 (the "Offset Amount"). If CNSR elects to offset any Offset Amount against the amounts otherwise payable under Schedule 2.2, CNSR shall promptly notify Dr. Hoffman in writing (the "Offset Notice") by certified mail (return receipt requested) or by a nationally recognized overnight courier service (e.g., Federal Express) of the amount, nature and basis of the offset. If Dr. Hoffman dispute CNSR' offset, Dr. Hoffman shall notify CNSR of such dispute in writing (the "Offset Dispute Notice") by certified mail (return receipt requested) or a nationally recognized overnight courier service within ten (10) days of CNSR's mailing of the Offset Notice. If no Offset Dispute Notice is given within such ten (10) day period, CNSR' offset described in the Offset Notice shall be deemed agreed upon between the Parties and the Offset Amount shall be subtracted from the outstanding principal balance of the amounts otherwise payable under Schedule 2.2, as determined at the sole discretion of CNSR, at such time. If an Offset Dispute Notice is timely delivered to CNSR, CNSR and Dr. Hoffman shall use their commercially reasonable efforts to resolve such dispute among themselves. If a dispute occurs, (i) the Offset Amount to be offset against the amounts otherwise payable under Schedule 2.2 shall not be released to Dr. Hoffman, but shall be held by CNSR until such dispute is resolved.

                  (b) In addition to any other rights and remedies available to Dr. Hoffman herein, Dr. Hoffman shall have the right to offset any amounts to which he may be entitled under SECTION 7.2 above against amounts otherwise payable under this Agreement ("Hoffman Amount"). If Dr. Hoffman elects to offset any Hoffman Amount against the amounts otherwise payable under this Agreement by him, Dr. Hoffman shall promptly notify CNSR in writing (the "Hoffman Notice") by certified mail (return receipt requested) or by a nationally recognized overnight courier service (E.G., Federal Express) of the amount, nature and basis of the offset. If CNSR disputes Dr. Hoffman's offset, CNSR shall notify Dr. Hoffman of such dispute in writing (the "Hoffman Dispute Notice") by certified mail (return receipt requested) or a nationally recognized overnight courier service within ten (10) days of Dr. Hoffman's mailing of the Hoffman Notice. If no Hoffman Dispute Notice is given within such ten (10) day period, Dr. Hoffman's offset described in the Hoffman Notice shall be deemed agreed upon between the Parties and the Hoffman Amount shall be subtracted from the outstanding principal balance of the amounts otherwise payable under this Agreement by Dr. Hoffman, as determined at the sole discretion of Dr. Hoffman, at such time. If a Hoffman Dispute Notice is timely delivered to Dr. Hoffman, CNSR and Dr. Hoffman shall use their commercially reasonable efforts to resolve such dispute among themselves. If a dispute occurs, (i) the Hoffman Amount to be offset against the amounts otherwise payable under this Agreement by Dr. Hoffman shall not be released to CNSR, but shall be held by Dr. Hoffman until such dispute is resolved.

                  (c) The exercise of an offset by CNSR pursuant to SECTION 7.3(A) above, whether or not ultimately determined to be justified, will not constitute a breach under this Agreement with respect to payments under Schedule
2.2. Neither the exercise of nor the failure to exercise such right of offset will constitute an election of remedies or limit CNSR in any manner in the enforcement of any other remedies that may be available to it.

                  (d) The  exercise  of an offset  by Dr.  Hoffman  pursuant  to
SECTION 7.3(B) above, whether or not ultimately determined to be justified, will not constitute a breach under this Agreement with respect to payments owed by

Dr. Hoffman under this Agreement. Neither the exercise of nor the failure to exercise such right of offset will constitute an election of remedies or limit Dr. Hoffman in any manner in the enforcement of any other remedies that may be available to him.

                  7.4  LIMITATIONS ON INDEMNIFICATION.

                  (a) THRESHOLD AMOUNT. Except as otherwise provided in Section 7.4(c) below, Dr. Hoffman will have no liability to any member of the CNSR Parties pursuant to its indemnification obligations under SECTION 7.2(A) above, and CNSR shall have no liability to Dr. Hoffman pursuant its indemnification obligation under SECTION 7.2(B) above, for Damages payable pursuant to their respective indemnification obligations until the total of all such Damages incurred by the indemnified Party exceed Fifteen Thousand Dollars ($15,000) in the aggregate (the "Threshold Amount"), and then indemnification by the indemnifying Party shall apply to all such Damages including the Threshold Amount.

                  (b) FRAUD AND OTHER EXCEPTIONS. The limitation on Dr. Hoffman' and CNSR's indemnification obligation in this SECTION 7.4 shall not apply to (i) any fraud or intentional breach by Dr. Hoffman, the Company, or CNSR, as the case may be, of any representation, warranty, covenant or agreement or obligation of such Party hereunder, (ii) any Actions or Proceedings set forth in
Section 3.15 the Company Disclosure Schedule, (iii) payment obligations related to the Excluded Liabilities, (iv) payment of the Purchase Price, (v) any claims from federal or state agencies for reimbursement for overpayment for services provided by the Company during the period prior to the Closing Date, (vi) breach of the Company's representations and warranties set forth in SECTION 3.22 above or (vii) Dr. Hoffman' obligations under SECTION 7.5 below.

                  (c) NO RIGHT OF CONTRIBUTION. Dr. Hoffman shall not have any right of contribution against the Company with respect to any breach by the Company of any of its representations, warranties, covenants or agreements.

                  (d) OFFSET OF TAX BENEFIT AND INSURANCE PROCEEDS AND PAYMENT OF INDEMNIFICATION Obligation. The amount of Damages that the indemnifying Party is obligated to pay the indemnified Party shall be reduced by (i) any Tax benefit actually realized by the indemnified Party as a result of such indemnification claim and (ii) any insurance proceeds actually received by the indemnified Party as a result of such indemnification claim (collectively, the "Tax and Insurance Benefits"). The indemnifying Party shall pay the indemnification obligation without regard to the Tax and Insurance Benefits. The indemnified Party shall reimburse the indemnifying Party for the amount of any Tax and Insurance Benefits, if any, within ten (10) Business Days after the indemnified Party receives such Tax and Insurance Benefits.

                  (e) CONSEQUENTIAL LOSS. Except with regard to compensation for claims paid to third parties (other than third parties who are affiliates of the indemnified Party), no indemnifying Party shall have any liability to an indemnified Party for any punitive damages, indirect, incidental or consequential loss or damages including, without limitation, loss of revenue or loss of profits.

                  7.5  POST-CLOSING OBLIGATIONS OF DR. HOFFMAN.

                  (a) TAX OBLIGATIONS. Dr. Hoffman shall (i) file all Tax Returns for the taxable period ending on and including the Closing Date on a timely basis and shall deliver copies of such Tax Returns to CNSR for CNSR's review no less than ten (10) days prior to such filing, (ii) have the sole obligation to pay all Tax obligations of the Company for the taxable period ending on and including the Closing Date and all Tax obligations of Dr. Hoffman arising from the transactions contemplated in this Agreement.

                  (b) TERMINATION OF THE PLANS AND OTHER ERISA RELATED EXPENSE. Dr. Hoffman shall have the obligation to pay all costs associated with the termination or modification of the Company's Plans and any other benefit or ERISA related plans.

                  (c) BANK ACCOUNTS. Within a reasonable time after the Closing, Dr. Hoffman shall cooperate with CNSR to ensure all individuals who are authorized to have any access to the bank accounts set forth in Section 3.29 of the Company Disclosure Schedule shall be removed from having any access to such bank accounts and replaced with individuals designated by CNSR.

                  7.6 POST-CLOSING OBLIGATIONS OF CNSR. CNSR shall cooperate with the Company and Dr. Hoffman to consummate all the transactions contemplated herein and to permit the Company and Dr. Hoffman to fulfill their obligations hereunder.

                  7.7 KNOWN EXCLUDED LIABILITIES. Within ninety (90) days after the Closing Date, CNSR will deliver a schedule to Dr. Hoffman listing the Excluded Liabilities for which CNSR or the Company has received a request for payment or a similar request for satisfaction of an Excluded Liability ("Known Excluded Liability"). The Known Excluded Liabilities will be prorated pursuant to Section 8.13 within thirty (30) days after the Closing. If Dr. Hoffman has not remitted to CNSR the necessary amount to satisfy such Known Excluded Liability within (10) days after receipt of such listing from CNSR, then such listing shall be deemed accepted and CNSR's first recourse is to offset the amount of the Known Excluded Liability pursuant to Section 7.6(B) above and then pursue indemnification pursuant to SECTION 7.2 above. If Dr. Hoffman disputes the Known Excluded Liability, Dr. Hoffman shall provide CNSR with a written notice notifying CNSR's of their dispute in reasonable detail. If such a dispute occurs, CNSR and Dr. Hoffman shall use best efforts to resolve the dispute within fifteen (15) days, and if no resolution has been reached, then the Parties will resolve the matter pursuant to the arbitration procedure set forth on SCHEDULE 8.2(D) attached hereto.

                  7.8  REPURCHASE OPTION.

                  (a) At any time within three years of the Closing, Dr. Hoffman may acquire the Assumed Assets and Assumed Liabilities for a purchase price of 50% of annualized the Company's practice revenue over $1 million ("Repurchase Price") if (i) CNSR defaults under the amounts otherwise payable under Schedule
2.2 , (ii) Dr. Hoffman is terminated under the Employment Agreement without "cause," as defined below (iii) Dr. Hoffman terminates the Employment Agreement for "good reason," as defined below, (iv) there is an acquisition of substantially all the assets of CNS Response, Inc., or (v) Len Brandt is no longer either the Chairman of the Board or the CEO of CNS Response, Inc. The Repurchase Price would be payable over five years pursuant to a personal guaranty from Dr. Hoffman. For the purposes of this Section, "cause" means any
(a) indictment or conviction of any felony or any crime involving dishonesty or moral turpitude, (b) participation in any fraud against CNSR or its subsidiaries or affiliates, (c) persistent failure to substantially perform material job duties, provided Dr. Hoffman is provided with written notice of such failure and fifteen (15) days to cure, and (d) intentional damages to any property of CNSR or its subsidiaries or affiliates. For the purposes of this Section, "good reason" means any non-payment of compensation or breach of any material obligation of CNS Response, Inc. under the Employment Agreement where such breach is not cured within fourteen (14) days after receiving such notice from Dr. Hoffman.

                  (b) At any time within three years of the Closing, Dr. Hoffman would have first refusal rights to reacquire the Assumed Assets and Assumed Liabilities if there is a dissolution of CNS Response, Inc. or a sale of substantially all the Assumed Assets and Assumed Liabilities. The repurchase price and terms would be as mutually agreed by CNSR and Dr. Hoffman. Dr. Hoffman would have no first refusal or reacquisition rights upon his termination by CNS Response, Inc. for "cause" as defined above in subparagraph (a).

                  (c) At any  time  after  three  years  from the  Closing,  Dr.
Hoffman  would have first  refusal  rights to reacquire  the Assumed  Assets and
Assumed Liabilities if (i) CNS Response, Inc. terminates Dr. Hoffman's Employment Agreement without "cause," as defined above in subparagraph (a); (ii) Dr. Hoffman terminates the Employment Agreement for "good reason," as defined above in subparagraph (a); (iii) there is a dissolution of CNS Response, Inc., or (iv) there is a sale of substantially all the Assumed Assets and Assumed Liabilities. Dr. Hoffman would have no first refusal or reacquisition rights upon termination of the Employment Agreement by CNS Response, Inc. for cause, as defined above in subparagraph (a), or the acquisition of all or part of CNS Response, Inc.

                  7.9 FURTHER ASSURANCES. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under this ARTICLE VIII).

                  7.10 HIPAA REQUIREMENTS. Each party shall comply with the Health Insurance Portability and Accountability Act of 1996, as codified at 42 U.S.C. ss. 1320d ("HIPAA") and any current and future regulations promulgated thereunder including without limitation the federal privacy regulations as contained in 45 C.F.R. Part 164 (the "Federal Privacy Regulations"), the federal security standards as contained in 45 C.F.R. Part 142 (the "Federal Security Regulations"), and the federal standards for electronic transactions contained in 45 C.F.R. Parts 160 and 162, all collectively referred to herein as "HIPAA Requirements." Each party shall not use or further disclose any Protected Health Information, as defined in 45 C.F.R. ss. 164.504, or Individually Identifiable Health Information, as defined in 42 U.S.C. ss. 1320d, other than as permitted by HIPAA Requirements and the terms of this Agreement. Each party shall makes its internal practices, books and records relating to the use and disclosure of Protected Health Information available to the Secretary of Health and Human Services to the extent required for determining compliance with the Federal Privacy Regulations. The parties hereto intend this provision to constitute a Business Associate Agreement between them, as specified in the HIPAA Requirements.

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  8.1 TERMINATION. This Agreement may be terminated at any time prior to Closing:

                  (a) by mutual consent of the Parties;

                  (b) by the Company and Dr. Hoffman if (i) any condition precedent to the Company's and Dr. Hoffman' obligations hereunder is not satisfied and such condition is not waived by the Company and Dr. Hoffman at or prior to the Closing Date or (ii) there has been a material violation or breach by CNSR of any covenant, agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by the Company and Dr. Hoffman;

                  (c) by CNSR if (i) any condition precedent to CNSR's obligations hereunder is not satisfied and such condition is not waived by CNSR at or prior to the Closing Date or (ii) there has been a material violation or breach by the Company or Dr. Hoffman of any covenant, agreement, representation or warranty contained in this Agreement and such violation or breach has not been waived in writing by CNSR; or

                  (d) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to SECTIONS 8.1(A) - (C) above, all obligations of the Parties hereunder shall terminate without any liability of any party hereunder.

                  8.2 NOTICES. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission with answer back confirmation or mailed (postage prepaid by certified or registered mail, return receipt requested) or by overnight courier to the Parties at the following addresses or facsimile numbers:

                  IF TO DR. HOFFMAN, TO:

                           5885 South Goldsmith Drive
                           Greenwood Village, Colorado  80111
                           Tel: 303-741-5885
                           Email: daniel@hoffmanemail.com

                  WITH COPIES TO:

                           Gregory James Smith, Esquire
                           Burns, Wall, Smith and Mueller, P.C.
                           303 East Seventeenth Avenue, Suite 800
                           Denver, Colorado 80203-1299 USA
                           Telephone: (303) 830-7000
                           Toll-free: (888) 830-0700
                           Facsimile: (303) 830-6708
                           Email:  gsmith@bwsm.com

                  IF TO NTC, TO:

                           Neuro-Therapy Clinic, P.C.,
                           7800 E. Orchard Rd., Suite #340
                           Greenwood Village, CO 80111
                           Tel:  303-741-4800
                           Attention:  Daniel A. Hoffman, M.D.

                  IF TO CNSR, TO:

                           CNSR, Inc.
                           2755 Bristol Street
                           Costa Mesa, CA  92626
                           Tel:  (714) 545-3225
                           email:  lbrandt@cnsresponse.com
                                                          -
                           Attention:  Leonard Brandt

                  WITH COPIES TO:

                           Hooper, Lundy & Bookman
                           575 Market Street, Suite 2300
                           San Francisco, CA 94105
                           Facsimile:  (415) 875-8508
                           Attention:  Stephen Phillips, Esq.

                  All such notices, requests and other communications will (i) if delivered personally to the address as provided in this SECTION 8.2, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided in this SECTION 8.2, be deemed given upon receipt, and (iii) if delivered by mail in the manner described above to the address as provided in this SECTION 8.2, be deemed given upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any Party from time to time may change its address, facsimile number or other information for the purpose of notices to that Party by giving notice specifying such change to the other Parties.

                  8.3 ENTIRE AGREEMENT. This Agreement, all exhibits and schedules attached hereto and all other documents delivered in connection herewith supersedes all prior discussions and agreements among the Parties with respect to the subject matter hereof and contains the sole and entire agreement among the Parties with respect thereto.

                  8.4 WAIVER. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party hereto of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

                  8.5 AMENDMENT. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party.

                  8.6 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Agreement are intended solely for the benefit of each Party and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under ARTICLE VIII.

                  8.7 NO ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any obligation hereunder may be assigned by a Party without the other Parties' prior written consent and any attempt to do so will be void; provided, however, that CNSR may assign any right or interest, but not any obligation hereunder to any affiliate or subsidiary without any prior consent from the other Parties. This Agreement is binding upon, inures to the benefit of and is enforceable by the Parties and their respective permitted successors and assigns.

                  8.8 HEADINGS. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

                  8.9 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and mutually acceptable to the Parties.

                  8.10 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts executed and performed in such State, without giving effect to conflicts of laws principles.

                  8.11 CONSENT TO JURISDICTION AND FORUM SELECTION. All actions or proceedings arising in connection with this Agreement shall be initiated and tried exclusively in the State and Federal courts located in Orange County, California. The aforementioned choice of venue is intended by the Parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the Parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this SECTION 8.11. Each Party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the Orange County, California shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement. Each Party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this SECTION 8.11 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in SECTION 8.2 of this Agreement for the giving of notice. Any final judgment rendered against a Party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

                  8.12 EXPENSE. The Company and CNSR shall pay their own expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby. CNSR shall reimburse Dr. Hoffman for his expenses and costs incidental to the preparation of this Agreement and to the consummation of the transactions contemplated hereby.

                  8.13 PRO-RATIONS. All expenses (including but not limited to utilities, record storage payments, insurance payments, software license payments and vendor payments) relating to the Company will be allocated to Dr. Hoffman, to the extent such items relate to any time period prior to the Closing Date, and will be allocated to CNSR, to the extent such items relate to any time period from and after the Closing Date. Within thirty (30) days after the Closing Date, CNSR shall pay to Dr. Hoffman the amount of such expenses paid by Company prior to the Closing Date and allocable to any time period from and after the Closing Date.

                  8.14 CONSTRUCTION. No provision of this Agreement shall be construed in favor of or against any Party on the ground that such Party or its counsel drafted the provision. Any remedies provided for herein are not exclusive of any other lawful remedies which may be available to either Party. This Agreement shall at all times be construed so as to carry out the purposes stated herein.

                  8.15 COUNTERPARTS This Agreement may be executed in any number of counterparts and by facsimile, each of which will be deemed an original, but all of which together will constitute one and the same instrument.


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                                      -33-
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                  IN WITNESS WHEREOF,  this Agreement has been duly executed and delivered by the Parties, or their duly authorized officer, as of the date first above written.

                                 COLORADO CNS RESPONSE, INC.
                                 a Colorado corporation


                                 By:
                                    --------------------------------------------




                                 NEURO-THERAPY CLINIC, P.C.
                                 a Colorado corporation



                                 By:
                                    --------------------------------------------
                                     Daniel A. Hoffman, M.D., President and CEO



                                 DANIEL A. HOFFMAN:


                                 -----------------------------------------------




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